Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO THE

RIGHTS AGREEMENT

This Amendment No. 1 to the Rights Agreement (this “Amendment”), dated as of March 15, 2012, is made by and between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”), and amends the Rights Agreement, dated as of April 10, 2011, between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

RECITALS

WHEREAS, Southeastern Asset Management, Inc., a Tennessee corporation (“Southeastern”), beneficially owned more than 4.9% of the Company’s Common Shares at the time the Rights Agreement was adopted and, accordingly is not deemed an Acquiring Person under the terms of the Rights Agreement; and

WHEREAS, Southeastern and the Company are parties to a Standstill Agreement, dated as of May 20, 2011 (and as the same may be amended from time to time, the “Standstill Agreement”), which Standstill Agreement superseded earlier agreements between the Company and Southeastern from February 2005, November 2007 and October 2009; and

WHEREAS, the Company desires to amend the Rights Agreement to designate Southeastern as an Exempt Person thereunder, so long as any acquisition of additional shares by Southeastern complies with the terms of the Standstill Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is desirable and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and herein, the parties hereto agree as follows:

1.                                       Amendment and Restatement of Definition of “Exempt Person”.  The definition of “Exempt Person” in Section 1(l) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(l)                               “Exempt Person” shall mean (i) STT and its Affiliates and Associates unless and until STT (or any Affiliates of STT) acquires any Common Shares other than (x) pursuant to the transactions contemplated by the Amalgamation Agreement, (y) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement or (z) any transfers of Common Shares or other Company equity interests between STT and its Affiliates, (ii) any Person to whom STT transfers any amount of Common Shares permitted by Section 4.3(iii) of the Stockholder Rights Agreement unless and until such Person (or any Affiliates or Associates of such Person) acquires any additional Common Shares, (iii) Southeastern Asset Management, Inc., a Tennessee corporation

(“Southeastern”), and its Affiliates and Associates unless and until Southeastern (or any Affiliates of Southeastern) acquires any Common Shares other than (x) pursuant to the transactions contemplated by the Amalgamation Agreement, or (y) in a transaction that is permitted under Section 4 of the Standstill Agreement, dated as of May 20, 2011, as amended on March 15, 2012 and as may be further amended from time to time, by and between the Company and Southeastern, and (iv) any other Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares, as determined by the Company’s Board of Directors in its sole discretion prior to the Distribution Date, (1) will not jeopardize or endanger the availability to the Company of any income tax benefit or (2) is otherwise in the best interests of the Company; provided, however, that such Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.”

2.                                       Miscellaneous.

(a)                                  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(b)                                 Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

(c)                                  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

(d)                                 This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Rights Agreement to be duly executed and attested as of the day and year first written above.

Attest:		Level 3 Communications, Inc.

By	/s/ Neil J. Eckstein	By	/s/ John M. Ryan
	Name: Neil J. Eckstein		Name: John M. Ryan
	Title: Senior Vice President		Title: Executive Vice President

Attest:		Wells Fargo Bank, N.A.

By	/s/ Suzanne M. Swits	By	/s/ Barbara M. Novak
	Name: Suzanne M. Swits		Name: Barbara M. Novak
	Title: Vice President		Title: Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]